Cleary, Gottlieb, Steen & Hamilton
                         One Liberty Plaza
                     New York, New York 10006
                     Telephone: (212) 225-2000
                     Facsimile: (212) 225-3999


                                                 September 22, 1997

DECS Trust
c/o Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware  19715

Ladies and Gentlemen:

           We have acted as special tax counsel to DECS Trust (the "Trust") in connection with the registration statement on Form N-2 of the Trust (the "Registration Statement") with the Securities and Exchange Commission and hereby confirm to you our advice as set forth under the heading "Certain United States Federal Income Tax Considerations" in the Prospectus included in the Registration Statement.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Certain United States Federal Income Tax Considerations" in the Prospectus. In giving such consent, we do not thereby admit that we are in the capacity of persons whose consent is required under Section 7 of the Act.

                                    Very truly yours,

                                    Cleary, Gottlieb, Steen & Hamilton



                                    By: /s/ Erika W. Nijenhuis
                                       -------------------------------
                                       Erika W. Nijenhuis, a Partner